FORBEARANCE AGREEMENT

     This Forbearance Agreement (this "Forbearance
Agreement") is entered into as of the 19th day of November, 1996, by and between Fleet Capital
Corporation, a Rhode Island corporation ("Lender"), and
Gottschalks Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

     A.   Lender and Borrower are parties to that
certain Loan and Security Agreement, dated as of March
30, 1994, as amended, pursuant to which Lender has provided financial accommodations to Borrower on the terms and conditions set forth therein. (Said Loan and Security Agreement, as in effect from time to time, together with all exhibits and schedules thereto, is hereinafter referred to as the "Loan Agreement.")

     B. Borrower has informed Lender that Borrower is in violation of the financial covenant contained in
Section 8.3(I) of the Loan Agreement as of the end of Borrower's October 1996 Fiscal Period.

     C. Borrower has requested that Lender agree to temporarily forbear from taking action against Borrower based upon such violation of Section 8.3(I) of the Loan
Agreement, and Lender is willing to do so on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the
foregoing and the agreements contained herein, Lender and Borrower hereby agree as follows:

          1.   Use of Terms Defined in Loan
Agreement. All capitalized terms that are defined in the Loan Agreement and that are used without definition herein shall have the meanings given to them in the Loan Agreement.

          2.   Borrower's Acknowledgment of Event of
Default. Borrower acknowledges that, as of the end of its October 1996 Fiscal Period, Borrower was in violation of the Payables Turnover Rate covenant set forth in Section 8.3(I) of the Loan Agreement.
Borrower acknowledges that such violation ("Applicable
Default") constitutes an Event of Default under the Loan Agreement.

          3.   Lender's Agreement to Forbear Action
Based on Applicable Default. Lender agrees that until the earlier of (i) the date upon which Borrower's financial statements for its November 1996 Fiscal
Period are delivered to Lender, or (ii) the date by which such financial statements are required to be delivered to Lender pursuant to the Loan Agreement, Lender will forbear from exercising any remedies arising from the occurrence of the Applicable Default;
provided, however, that Lender, in its sole discretion, may terminate such forbearance without any notice or demand of any kind whatsoever upon the occurrence of any other Event of Default under the Loan Agreement, whether of the same or a different nature. Such forbearance shall not constitute a waiver by Lender of the existence of the Applicable Default, and Lender shall not be under any obligation to waive the Applicable Default or to grant any further forbearance with respect thereto. This Forbearance Agreement shall not constitute a waiver or agreement to forbear with respect to any other Default or Event of Default that might not exist or hereafter arise under the Loan
Agreement, whether of the same or a different nature.

          4.   Continuing Representations of
Borrower. Borrower represents and warrants to Lender that as of the date hereof all representations and warranties contained in the Loan Agreement are complete and correct in all material respects, and that no Defaults or Events of Default under the Loan Agreement, other than the Applicable Default, have occurred and are continuing.

          5.   Incorporation into Loan Agreement.
The terms and conditions of this Forbearance shall be incorporated by reference in the Loan Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Forbearance Agreement and any other provision of the Loan Agreement, the terms and provisions of this Forbearance Agreement shall govern and control. Except to the extent, if any, otherwise provided herein, all of the provisions of the Loan Agreement shall remain in full force and effect to the extent in effect on the date hereof. The Loan Agreement, this Forbearance
Agreement, and the other Loan Documents constitute the complete agreement among the parties and supersede any prior written or oral agreements, writing, communications, or understandings of the parties with respect to the subject matter hereof and thereof.

          6.   Section Headings.  The headings of
the Sections hereof are for convenience only and without substantive meaning, and shall not be used in interpreting any provision of this Forbearance
Agreement.

          7.   Counterparts.  This Forbearance
Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall be one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Forbearance Agreement as of the day and year first written above.

("Lender")
FLEET CAPITAL CORPORATION
By: /s/ Alisa Frederick
        Vice President

("Borrower")
GOTTSCHALKS INC.
By: /s/ Alan A. Weinstein
        Senior Vice President and
        Chief Financial Officer